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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                 March 26, 1999
                -----------------------------------------------
                Date of Report (Date of earliest event reported)



                              Juno Lighting, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                  0-11631                  36-2852993
----------------------------      -----------         -------------------
(State or other jurisdiction      (Commission              (IRS Employer
           of incorporation)      File Number)        Identification No.)



       1300 S. Wolf Road, P.O. Box 5065, Des Plaines, Illinois 60017-5065
       ------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)



                                 (847) 827-9880
                        ------------------------------
                        (Registrant's telephone number)



                                     Page 1
                             Exhibit Index on Page 5

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ITEM 5.  OTHER EVENTS.

          On March 26, 1999, Juno Lighting, Inc. ("Juno") entered into a merger and recapitalization agreement with an entity controlled by Fremont Partners, L.P., Fremont Investors I, LLC ("Fremont"), providing for the merger of Juno with Jupiter Acquisition Corp., a Delaware corporation formed by Fremont.

          The merger and recapitalization agreement provides that the owner of each outstanding share of Juno common stock can elect either to receive $25.00 in cash for that share or to retain that share, subject to proration as described below; provided that an aggregate of 2,400,000 shares (approximately 12.9% of the presently outstanding shares) must be retained by existing public shareholders. If existing public shareholders elect to retain more than 2,400,000 of the outstanding shares, then the shares available will be prorated among those electing to retain shares and cash will be paid for all other shares. If holders elect to retain fewer than 2,400,000 of the outstanding shares, the remaining available shares will be prorated among those electing cash. Immediately following the merger, existing shareholders will hold an approximate 39.5% fully diluted interest in Juno, not taking into account the subsequent increase in the stated amount of the preferred stock referred to below and the corresponding increase in the number of shares of common stock issuable upon conversion of the preferred stock.

          The merger and recapitalization agreement also provides for a simultaneous purchase by Fremont of 1,060,000 newly issued convertible preferred shares of Juno at a price of $100.00 per share or an aggregate initial stated amount of $106,000,000. The preferred stock will generally have the right to receive cumulative 2% quarterly dividends. These quarterly dividends will cause an increase in the stated amount of the preferred stock for the first five years following issuance; the dividends will become payable in cash thereafter. The preferred stock will be convertible into a number of shares of common stock derived by dividing the stated amount by the conversion price of $26.25 per share, which is subject to adjustment in certain events. At any time beginning on the ninth anniversary of the effective time of the merger, Juno may elect to redeem the preferred stock at a price equal to the then stated amount plus any accrued but unpaid dividends.

          Juno's Board of Directors has unanimously recommended that shareholders vote in favor of the transactions and has received a fairness opinion from Juno's financial advisor, William Blair & Company, L.L.C. Upon completion of the transaction, Juno expects to continue to operate as an independent public company under its current name, and its headquarters are expected to remain in Des Plaines, Illinois.

          Juno's Board of Directors also adopted the Third Amendment to its Stockholder Rights Agreement which amendment, among other things, provides that none of Fremont, Jupiter Acquisition Corp., or any of their respective Affiliates or Associates shall be become an Acquiring Person (as such terms are defined in the Rights Agreement) as the result an acquisition of Juno securities pursuant to and in accordance with the merger and recapitalization agreement.

          The merger and recapitalization is subject to customary terms and conditions, including the approval of Juno's shareholders and funding of financing arrangements. It is currently contemplated that the transaction would be submitted to shareholders for approval at Juno's annual meeting to be held as soon as practicable. A commitment has been obtained from Bank of America for up to $125 million in senior debt financing and an investment bank has been engaged to arrange approximately $125 million of senior subordinated debt to finance the transaction.

          The merger and recapitalization agreement includes provisions prohibiting Juno from soliciting another purchaser and provides for the payment of certain fees and the reimbursement of expenses to Fremont in the event of a termination of the merger agreement under certain circumstances.


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          The merger and recapitalization agreement, which includes (i) as
Exhibit A thereto the form of 1999 Stock Award and Incentive Plan, (ii) as Exhibit B thereto the form of Amended and Restated Certificate of Incorporation of Juno and (iii) as Exhibit C thereto the form of Management Services Agreement between Fremont Partners, L.L.C. and Juno, the Third Amendment to Juno's Stockholder Rights Agreement, and Juno's press release dated March 26, 1999 are filed as exhibits hereto and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.


      Exhibit
      Number                                                      Description
      ------                                                      -----------

          2 Agreement and Plan of Recapitalization and Merger dated as of March 26, 1999 among Fremont Investors I, LLC, Jupiter Acquisition Corp., and Juno Lighting, Inc., which includes
                      (i) as Exhibit A thereto the form of 1999 Stock Award and Incentive Plan, (ii) as Exhibit B thereto the form of Amended and Restated Certificate of Incorporation of Juno Lighting, Inc. and (iii) as Exhibit C thereto the form of Management Services Agreement between Fremont Partners, L.L.C. and Juno Lighting, Inc.

          10.7(c) Third Amendment to Juno Lighting, Inc. Rights Agreement dated as of March 26, 1999 between Juno Lighting, Inc. and The First Chicago Trust Company, as successor Rights Agent.

          99          Press Release dated March 26, 1999.





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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Juno Lighting, Inc.


                               By  /s/ Robert S. Fremont
                                  -------------------------
                            Name: Robert S. Fremont
                           Title: Chairman and Chief Executive Officer

Date: March 29, 1999




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                                  EXHIBIT INDEX


      Exhibit
      Number                                Description
      -------                               -----------

          2 Agreement and Plan of Recapitalization and Merger dated as of March 26, 1999 among Fremont Investors I, LLC, Jupiter Acquisition Corp., and Juno Lighting, Inc., which includes
                      (i) as Exhibit A thereto the form of 1999 Stock Award and Incentive Plan, (ii) as Exhibit B thereto the form of Amended and Restated Certificate of Incorporation of Juno Lighting, Inc. and (iii) as Exhibit C thereto the form of Management Services Agreement between Fremont Partners, L.L.C. and Juno Lighting, Inc.

          10.7(c) Third Amendment to Juno Lighting, Inc. Rights Agreement dated as of March 26, 1999 between Juno Lighting, Inc. and The First Chicago Trust Company, as successor Rights Agent.

           99         Press Release dated March 26, 1999.







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